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                                                                     Exhibit 5.1


                    [LETTERHEAD OF PRESTON GATES & ELLIS LLP]

                      OPINION OF PRESTON GATES & ELLIS LLP

                                  June 25, 2003

Penford Corporation
7094 South Revere Parkway
Englewood, Colorado 80112-3932

            Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

            In connection with the registration of 650,000 shares of common stock, par value $1.00 per share (the "Common Shares") of Penford Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3, SEC 1933 Act No. 333-104509 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholder, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

            The Common Shares being registered are legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        PRESTON GATES & ELLIS LLP


                                        By  /s/ Christopher H. Cunningham
                                            -----------------------------
                                                Christopher H. Cunningham


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